UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2010

ILLINOIS TOOL WORKS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 West Lake Avenue, Glenview, Illinois		60026-1215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-724-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At its February 12, 2010 meeting, the Company’s Board of Directors approved an amendment to add a new Section 13 at the end of Article III of the Company's By-Laws, effective February 12, 2010, to provide for the designation of emeritus director. The text of Article III, Section 13, is as follows:

"SECTION 13. Emeritus Director. The board of directors may, from time to time, elect an emeritus director who shall serve at the pleasure of the board, subject to an annual review at the meeting of the board immediately preceding each annual meeting of stockholders, or until earlier resignation or removal by the board. An emeritus director shall serve as an advisor and consultant to the board of directors and may be appointed by the board to serve as advisor and consultant to committees of the board. An emeritus director may be invited to attend meetings of the board or any committee of the board for which he has been appointed to serve as advisor and consultant and, if present, may participate in the discussions occurring during such meetings. An emeritus director shall not be permitted to vote on matters brought before the board or any committee thereof and shall not be counted for the purpose of determining whether a quorum of the board or the committee is present. An emeritus director shall receive no fee for his services as an emeritus director. An emeritus director will be entitled to receive reimbursement for expenses of meeting attendance, as approved by the chairman of the board. An emeritus director may be removed at any time by the board of directors. References in these by-laws to "directors" or "board of directors" shall not mean or include an emeritus director."

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS TOOL WORKS INC.
Dated:	February 18, 2010

		By:	/s/Randall J. Scheuneman

Randall J. Scheuneman Vice President & Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Officer)

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Exhibit Index

Exhibit No.	Description

3	By-Laws of Illinois Tool Works Inc., as amended and restated as of February 12, 2010